Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS THIRD QUARTER FISCAL 2026 FINANCIAL RESULTS

Improved Operating Performance Drives Meaningful Gains in Gross Margin and Profitability

Executed Milestone Franchise Area Development Agreement to Bring 34 New Stores to Market

Management to Host Conference Call Wednesday at 9:00 a.m. Eastern Time

DURANGO, Colo., January 13, 2026 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMCF”, or “Rocky Mountain Chocolate Factory”), America’s Chocolatier™ and a leading franchiser of a premium chocolate and confectionary retail store concept, is reporting financial and operating results for its third quarter of fiscal 2026, which ended November 30, 2025.

“During the third quarter, we continued to execute our margin-first transformation, making deliberate decisions to exit lower-margin revenue streams and prioritize profitability,” said Jeff Geygan, Interim CEO of Rocky Mountain Chocolate Factory. “This led to meaningful improvement in gross profit and margin, which remains our primary focus as we reposition the business for sustainable growth. Ongoing initiatives related to pricing adjustments, SKU rationalization and improved product mix are beginning to take hold, even as we work through higher input costs and near-term operational inefficiencies tied to production transitions.

“At the same time, we are seeing very encouraging momentum across our franchise development pipeline. We currently have two new stores under construction and announced a new Area Development Agreement with four franchisees that will bring 34 new stores to market, reflecting growing interest from well-capitalized, financially sophisticated, multi-unit operators who are aligned with our refreshed strategy and brand direction. Our franchise development team is actively working to capitalize on new franchise opportunities, supported by improved digital marketing and a targeted approach to identifying the right partners for long-term success.”

“Subsequent to quarter end,” Geygan continued, “we took important steps to strengthen our financial position by completing a $2.7 million equity capital raise, allowing us to reduce leverage and reinforce our balance sheet with additional working capital. This improved liquidity provides greater flexibility to invest in our operations and advance key strategic initiatives.

“As we continue through our transformational process, we are increasingly focused on leveraging the tools and capabilities we’ve put in place to drive stronger execution across the system. With over 120 franchise stores now live on our new point-of-sale platform, we expect to have greater visibility into customer behavior and store-level performance, enabling more informed, data-driven decisions that can enhance franchisee performance over time. Further, our recently launched third-party delivery and catering service integration expands digital capabilities and off-premise access while preserving attractive economics for our franchise partners. Alongside a broader set of operational and technology initiatives underway, we believe these efforts are strengthening system-wide visibility and execution as we continue to scale.”

Fiscal Third Quarter 2026 Financial Results vs. Year-Ago Quarter

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Total revenue was $7.5 million for the third quarter of fiscal 2026 compared to $7.9 million in the year-ago quarter, reflecting the Company’s intentional exit from lower-margin specialty and wholesale channels as part of its margin-first strategy. The decline was partially offset by the benefit of pricing actions across various SKUs.

●

Total product and retail gross profit increased to $1.4 million in the third quarter of fiscal 2026 compared to $0.7 million in the year-ago quarter, driven by pricing actions, improved product mix and labor efficiencies. While these gains were partially offset by short-term operational inefficiencies relating to higher raw material and freight costs, the Company continues to optimize its manufacturing and cost structure.

●	Total costs and expenses improved to $7.5 million in the third quarter of fiscal 2026, down from $8.6 million in the year-ago quarter with savings realized across nearly all areas of operations.

●	Net loss was $0.2 million or $(0.02) per share for the third quarter of fiscal 2026, compared to a net loss of $0.8 million or $(0.11) per share in the year-ago quarter.

●

EBITDA was $0.4 million in the third quarter of fiscal 2026 compared to $(0.4) million in the year-ago quarter, with the improvement driven by the aforementioned increase in gross profit and lower costs and expenses.

Conference Call Information

The Company will conduct a conference call to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Wednesday, January 14, 2026

Time: 9:00 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchiser of a premium chocolate and confectionary retail store concept. As America’s Chocolatier™, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2025 and Franchise Times’ Franchise 400® for 2024. The Company and its franchisees and licensees operate over 250 Rocky Mountain Chocolate Factory stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans, and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," “may,” “would,” “could,” “continue,” “likely,” “might,” “seek,” “outlook,” “explore,” or the negative of these terms or other similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements regarding future financial and operating results, our business strategy and plan, our strategic priorities, our store pipeline, and our transformation, are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts, financial covenants in our credit agreements, and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our periodic reports, each filed with the Securities and Exchange Commission.

GAAP to Non-GAAP Financial Measures

This press release includes a non-GAAP financial measure, EBITDA, which the Company defines as net earnings attributable to the Company before interest expense, taxes on income, and depreciation and amortization. A reconciliation of EBITDA with GAAP net earnings attributable to the three months ended November 30, 2025 and 2024 is included in this press release.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	November 30, 2025 (unaudited)	February 28, 2025
Assets
Current Assets
Cash and cash equivalents	$641	$720
Accounts receivable, less allowance for credit losses of $157 and $307, respectively	3,851	3,405
Notes receivable, current portion, less current portion of the allowance for credit losses of $28	66	11
Refundable income taxes	64	64
Inventories	3,962	4,630
Other	481	393
Total current assets	9,065	9,223
Property and Equipment, Net	8,820	9,409
Other Assets
Notes receivable, net of current portion	51	69
Goodwill	576	576
Intangible assets, net	190	210
Lease right of use asset	1,430	1,241
Other	596	447
Total other assets	2,843	2,543
Total Assets	$20,728	$21,175
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$3,450	$4,816
Accrued salaries and wages	636	697
Gift card liabilities	652	649
Other accrued expenses	162	80
Contract liabilities	103	139
Lease liability, current portion	460	488
Total current liabilities	5,463	6,869
Notes payable	7,770	5,957
Lease liability, less current portion	992	770
Contract liabilities, less current portion	497	604
Total Liabilities	14,722	14,200
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.001 par value per share; 250,000 authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 46,000,000 shares authorized, 7,804,230 shares and 7,722,174 shares issued and outstanding, respectively	8	8
Additional paid-in capital	12,527	12,355
Accumulated deficit	(6,529)	(5,388)
Total stockholders' equity	6,006	6,975
Total Liabilities and Stockholders' Equity	$20,728	$21,175

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2025	2024	2025	2024
Revenues
Sales	$6,332	$6,719	$16,233	$16,916
Franchise and royalty fees	1,211	1,174	4,506	3,764
Total Revenue	7,543	7,893	20,739	20,680

Costs and Expenses
Cost of sales	4,979	6,044	14,587	15,980
Franchise costs	590	616	1,737	2,109
Sales and marketing	242	272	671	840
General and administrative	1,158	1,427	3,135	4,288
Retail operating	380	171	813	564
Depreciation and amortization, exclusive of depreciation and amortization expense of $233, $211, $698 and $598, respectively, included in cost of sales	112	63	338	143
Total costs and expenses	7,461	8,593	21,281	23,924

Income (Loss) from Operations	82	(700)	(542)	(3,244)

Other Income (Expense)
Interest expense	(243)	(160)	(621)	(258)
Interest income	6	7	22	21
Gain on disposal of assets	-	6	-	254
Other (expense) income, net	(237)	(147)	(599)	17

Loss Before Income Taxes	(155)	(847)	(1,141)	(3,227)

Income Tax Provision (Benefit)	-	-	-	-

Net Loss	$(155)	$(847)	$(1,141)	$(3,227)

Basic Loss per Common Share	$(0.02)	$(0.11)	$(0.15)	$(0.47)

Diluted Loss per Common Share	$(0.02)	$(0.11)	$(0.15)	$(0.47)

Weighted Average Common Shares Outstanding - Basic	7,799,396	7,643,690	7,775,948	6,883,263
Dilutive Effect of Employee Stock Awards	-	-	-	-
Weighted Average Common Shares Outstanding - Diluted	7,799,396	7,643,690	7,775,948	6,883,263

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Computation of EBITDA

(In thousands – Unaudited)

Three Months Ended November 30,

	FY26	FY25
Net Loss	$(155)	$(847)
Depreciation & Amortization	345	274
Interest	237	153

EBITDA	$427	$(420)